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                                                                    EXHIBIT 10.4

                      IN THE UNITED STATE BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re                               )        Chapter 11
                                    )
MARINER HEALTH GROUP, INC.,         )        Case No. 00-00215 (MFW)
a Delaware corporation,             )
                                    )        (Jointly Administered
and affiliates,                     )        Case Nos. 00-00215 (MFW)
                                    )        through 00-00301 (MFW),
                  Debtors.          )        inclusive)
                                    )

                    ORDER AUTHORIZING DEBTORS TO (1) REPLACE
              THEIR CURRENT SURETY BOND COMPANY WITH RLI INSURANCE
            COMPANY; (2) PROVIDE COLLATERAL TO RLI INSURANCE COMPANY
               TO SECURE CERTAIN BOND OBLIGATIONS; (3) ENTER INTO
               AN INDEMNITY AGREEMENT WITH RLI INSURANCE COMPANY;
              (4) PAY PREPETITION CLAIMS SECURED BY SURETY BONDS;
           (5) ENTER INTO A CONFORMING AMENDMENT TO THE DIP AGREEMENT

         Upon review and consideration of the motion (the "Motion") dated March 19, 2001, of Mariner Health Group, Inc. and its affiliates, the debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the "Debtors"), for an order ("Order") authorizing the Debtors: (1) to replace their current surety company, AmWest Surety Insurance Company ("AmWest"), with RLI Insurance Company ("RLI"); (2) to replace the prepetition letter of credit which currently secures the Debtors' obligations under the surety bonds issued by AmWest with a new letter of credit which shall secure the Debtors' obligations under the surety bonds RLI will issue on behalf of the Debtors; (3) to enter into an indemnity agreement with RLI for all bond obligations; and (4) to pay, in their discretion,

(a) the Mt. Clare Claim(1), and (b) the prepetition claims which are secured by surety bonds, subject to the limitations described in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. ss. 157 and 1334; and notice of this Motion having been provided to: (i) the United States Trustee for the District of

---------------

(1) If not otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Motion.

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Delaware; (ii) the official committee of unsecured creditors and counsel to the committee (the "Creditors' Committee"); (iii) PNC Bank and its counsel, in its capacity as Agent for the Debtors' senior secured prepetition lenders and as Agent for the Debtors' postpetition debtor in possession lenders ("PNC"); (iv) the Internal Revenue Service; (v) the Office of the United States Attorney; (vi) the United States Department of Justice; (vii) RLI; (viii) AmWest; and (ix) all parties that are on the Debtors' general service list, pursuant to this Court's prior order limiting notice, and it appearing that no other or further notice need be provided; and the court having determined that the relief sought is in the best interests of the Debtors, their creditors, and all parties in interest and that the Debtors have shown cause for the relief provided herein; and after due deliberation and sufficient cause appearing therefor,

                  NOW THEREFORE, IS HEREBY ORDER THAT:

                  1.       The Motion is GRANTED;

                  2. The Debtors are hereby authorized to replace AmWest with RLI as their surety bond provider and to begin issuing surety bonds through RLI, subject to the terms and conditions described in the Motion;

                  3. The Debtors are hereby authorized to cause the LC Issuing Bank to issue a letter of credit on behalf of the Debtors under the DIP Agreement to collateralize the surety bonds that RLI may issue on behalf of the Debtors, in an amount not to exceed $7.85 million;

                  4. The Debtors are hereby authorized to enter into the RLI Indemnity Agreement (as defined in the Motion), which indemnity agreement shall be in substantially the same form as that attached to the Motion as Exhibit "A";

                  5. The Debtors are hereby authorized, (i) to pay, immediately upon entry of this Order, the Mt. Clare Claim; and (ii) to pay, in their discretion and subject to the limitations described in the next sentence, any additional Prepetition Bonded Obligations. Prior to making any payments on account of any Prepetition Bonded Obligations, other than the Mt. Clare Claim, the Debtors shall obtain the written consent to PNC and First Union National Bank ("First Union"), as Agents under the DIP Agreement, to the proposed payment;


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                  6.       The Debtors are hereby authorized to enter into the
10th Amendment, which amendment shall be in substantially the same form as that attached to the Motion as Exhibit "B"; and

                  7. The Court retains jurisdiction over any and all disputes, controversies, claims or other matters arising under or otherwise relating to this Order.

Dated: April 9, 2001
       Wilmington, Delaware



                                       /s/ Mary F. Walrath
                                       -----------------------------------------
                                       THE HONORABLE MARY F. WALRATH
                                       UNITED STATES BANKRUPTCY JUDGE


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